UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 31, 2014

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On October 31, 2014, The Macerich Company (the “Company”) sold South Towne Center, a 1,278,000 square foot regional shopping center in Sandy, Utah with annual tenant sales of $344 per square foot, for $205 million. The Company initially used the proceeds from the sale to pay down its line of credit and for general corporate purposes. Consistent with the Company’s active portfolio management strategy of recycling capital from non-core asset sales into its core portfolio, the proceeds from this disposition will ultimately be used to fund the Company’s growing pipeline of expansion, densification and redevelopment opportunities at a number of its highly-productive existing centers. As of September 30, 2014, the Company’s in-process pipeline of such projects was approximately $549 million with a shadow pipeline of approximately $220-$240 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS J. LEANSE

November 4, 2014	/s/ Thomas J. Leanse
Date	Senior Executive Vice President,
Chief Legal Officer and Secretary